Exhibit 10.2

Amendment No. 3 to Note

This Amendment to Note (“Amendment”), made, delivered, and effective as of June 30, 2008, by and between MANITEX LIFTKING, ULC (“Borrower”) and COMERICA BANK (“Bank”).

WHEREAS, Borrower and Bank are parties to that certain Master Revolving Note in the original principal amount of $3,500,000 dated December 29, 2006, as amended (“Note”); and

WHEREAS, Bank and Borrower desire to amend the Note as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrower and Bank agree as follows:

1.	The Maturity Date of the Note is now April 1, 2010.

2.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

3.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

4.	This Amendment is not an agreement to any further or other amendment of the Note.

5.	Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

MANITEX LIFTKING, ULC		COMERICA BANK

By:	/s/ David J. Langevin	By:	/s/ Michael Bourke
Its:	Chief Executive Officer	Its:

CONSENT OF GUARANTOR

The undersigned consents to the foregoing amendment as of the date thereof and reaffirms and ratifies all of its obligations to the Bank under its Guaranty of the Indebtedness of the Borrower to the Bank.

MANITEX, LLC

By:	/s/ David H. Gransee
Its:	Vice President & CFO